Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Public Registered Accounting Firm” in the Statement of Additional Information and to the inclusion of our report, dated September 11, 2014, on the Statement of Assets and Liabilities of Source EURO STOXX 50 ETF (the sole fund comprising Source ETF Trust) as of September 5, 2014, included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-1A, No. 333-196912) of Source ETF Trust.

/S/ ERNST & YOUNG LLP

New York, New York
September 11, 2014